LEASE

THIS LEASE, dated the _____ day of May, 2003 is made and entered into by the Landlord, Tenant and Indemnifiers named herein who, in consideration of the covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.	BASIC TERMS, SCHEDULES, and DEFINITIONS

1.1	Basic Terms

(a)	Landlord:	468058 B.C. Ltd. ("468")
	Address of Landlord:	12530 – 103 rd Avenue
Surrey, B.C. V3V 3G1

(b)	Tenant:	642706 B.C. Ltd. ("642")
	Address of Tenant:	201-8322 130 th Street
Surrey, B.C. V3W 8J9

(c)	Indemnifier:	Essentially Yours Industries Corp.
	Address of Indemnifier:	201-8322 130 th Street
Surrey, B.C. V3W 8J9

(d)	Indemnifier:	Essentially Yours Industries, Inc.
Address of Indemnifier:

(e)	Leased Premises:	The lands and premises legally described in Schedule A

(f)	Term:	2 years
	Commencement Date:	May 1, 2003

(g)	Annual Base Rent:	$156,000.00 per annum

(h)	Permitted Use:	For the purpose of an office for the conduct of the Tenant's business of marketing and storage of health care products.

(i)	Deposit:	$13,000.00

The foregoing Basic Terms are approved by the parties. Each reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable sections of this Lease where such Basic Terms are more fully set forth.

1.2            Schedules

All Schedules to this Lease are incorporated into and form a part of this Lease and are as follows:

SCHEDULE	SUBJECT	CLAUSE

A	Legal Description of Leased Premises	1.1	(e)
B	Definitions	1.3
C	Covenants of Essentially Yours Industries Corp. as Indemnifier	1.1	(c)
D	Covenants of Essentially Yours Industries, Inc. as Indemnifier	1.1	(d)

1.3            Definitions

In this Lease, the words, phrases and expressions set forth in Schedule B are used with the meanings defined therein.

2.               PREMISES

In consideration of the rents, covenants, and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed, and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant leases from the Landlord, the Leased Premises.

3.               TERM

The Term of this Lease shall be for the period set out in subclause 1.1(f), beginning on the Commencement Date.

4.               RENT

4.1             Rent

The Tenant shall yield and pay for the Leased Premises unto the Landlord, at such place as the Landlord may direct in writing, during the Term in lawful money of Canada without any setoff, abatement, compensation, or deduction whatsoever on the days and at the times hereinafter specified, Rent which shall include the aggregate of the sums specified in subclauses (a) and (b) below:

(a)	Annual Base Rent

Annual Base Rent in the amount per annum set out in subclause 1.1(g) for each respective Lease Year.

(b)	Additional Rent

The aggregate of the following:

(i)
the total of all costs, expenses, charges, disbursements and outlays of every kind paid, payable or incurred by the Landlord with respect to operating the Leased Premises from time to time, including without limitation the costs, expenses, and charges relating to the insuring, maintaining, cleaning, supervising, leasing, administering, lighting, heating, ventilating, air conditioning, exterior maintenance and renovations, paving and repairing parking areas, repairing and replacing of the common areas and the fixtures, equipment, and facilities of the Leased Premises from time to time, PROVIDED HOWEVER that 468 shall be responsible for all Property Taxes;

(ii) such other amounts, charges, costs, and expenses as are required to be paid by the Tenant to the Landlord pursuant to this Lease in addition to Annual Base Rent;

(iii)
all strata, user and other fees, special levies and other monies payable during the Term to the Strata Corporation (the "Strata Corporation") known as "The Owners, Strata Plan LMS2577" in respect of the strata lots comprising the Leased Premises and described in Schedule A.

Provided that the Tenant's obligation to pay Annual Base Rent will be suspended for the first two months of the Term. Notwithstanding anything herein to the contrary, the Tenant shall not be required to pay Annual Basic Rent under clause 1.1(g) and 4.2(a) of this Lease for the period of May 1, 2003 to and including June 30, 2003.

The Landlord and Tenant acknowledge that the provisions of paragraph 14 of the Memorandum of Agreement dated for reference the 4th day of April, 2003, the parties to which include 468 and Essentially Yours Industries Corp., may affect the amount of Rent payable under the provisions of this Lease.

4.2             Payment of Rent

The Rent provided for in this Article 4 shall be paid by the Tenant as follows:

(a)	Annual Base Rent

The Annual Base Rent shall be paid in equal consecutive monthly instalments in advance on the first day of each and every month during the Term.

(b)	Additional Rent Payments

The amount of any or all of the items of Additional Rent under subclause 4.1(b) which the Tenant is to pay may be reasonably estimated by the Landlord for such fiscal period or portion thereof as the Landlord may determine. The Tenant agrees to pay to the Landlord the amount of such estimate in monthly installments in advance in amounts and during the period specified by the Landlord on the dates and at the times for payment of the Annual Base Rent provided for in this Lease. The Landlord may make its estimates so that the Tenant's share of Additional Rent will be payable to the Landlord prior to the time the Landlord is obliged to pay the costs in respect of which the Additional Rent is payable. The Landlord may submit to the Tenant at any time during a period a re-estimate of the amount of Additional Rent payable by the Tenant under subclause 4.1(b) and a revised monthly instalment amount. As soon as reasonably possible after the end of the fiscal period for which such estimated payments have been made, the Landlord will make a final determination of Additional Rent for such fiscal period and notify the Tenant of the actual amount required to be paid as Additional Rent under subclause 4.1(b). If necessary an adjustment shall be made between the parties and any money owing by or to one party shall be paid or credited within 30 days of such notice. Any report of the Landlord's accountants as to the amount and nature of any Additional Rent shall be conclusive as to the amount and nature thereof for any period to which such report relates.

(c)	Post-dated Cheques

If requested by the Landlord from time to time, the Tenant will provide to the Landlord without prejudice to any other right or remedy of the Landlord a series of cheques, post-dated to the respective due dates of payments, for the amounts of the Rent and estimates on account thereof which are periodically payable under this Lease.

4.3             Waiver of Offset

The Tenant hereby waives and renounces any and all existing and future claims, offsets, and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset, or compensation which may be asserted by the Tenant or on its behalf.

4.4             Application of Payments

All payments by the Tenant to the Landlord under this Lease shall be applied toward such amounts then outstanding hereunder as the Landlord determines.

4.5             Net Lease

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely net lease for the Landlord except as shall be otherwise provided in the specific provisions contained in this Lease, and that the Landlord, except as otherwise provided in the specific provisions contained in the lease, shall not be responsible during the Term for any costs, charges, expenses, and outlays of any nature whatsoever arising from or relating to the Leased Premises, and the Tenant, except as shall be otherwise provided in the specific provisions contained in this Lease, shall pay all charges, impositions, and costs of every nature and kind relating to the Leased Premises whether or not referred to herein and whether or not within the contemplation of the Landlord or the Tenant, and the Tenant covenants with the Landlord accordingly.

5.               TENANT'S COVENANTS

5.1             Tenant's Covenants

The Tenant covenants with the Landlord as follows:

5.2             Rent

To pay the Rent on the days and in the manner provided herein and to pay all other amounts, charges, costs, and expenses as are required to be paid by the Tenant to the Landlord or to others under this Lease.

5.3             Occupancy and Permitted Use

To use the Leased Premises only for the purpose set out in subclause 1.1(h) and not to use or permit to be used the Leased Premises or any part thereof for any other purpose.

5.4             Waste and Nuisance

Not to commit or permit any waste or injury to the Building or the Leased Premises including the Leasehold Improvements and the trade fixtures therein; any conduct which impedes or, in the opinion of the Landlord acting reasonably, could impede the business of any other occupant of the Building or which constitutes or, in the opinion of the Landlord acting reasonably, could constitute a nuisance to the Landlord, any other occupant of the Building, or anyone else; or any other use or manner of use which annoys or interferes with the operations of any other occupant of the Building or, in the opinion of the Landlord acting reasonably, may have an adverse impact on the reputation of the Building.

5.5             Insurance Risks

Not to do, omit to do, or permit to be done or omitted to be done upon the Leased Premises anything which would cause the Landlord's cost of insurance to be increased or which shall cause any policy of insurance to be subject to cancellation.

5.6             Cleanliness

Not to permit the Leased Premises to become untidy, unsightly, or hazardous, or permit unreasonable quantities of waste or refuse to accumulate therein, and at the end of each business day to leave the Leased Premises in a clean and tidy condition.

5.7             Compliance with Laws

To comply at its own expense with all municipal, provincial, and federal sanitary, fire, and safety laws, bylaws, regulations, and requirements pertaining to the operation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture, and equipment installed therein, and the making by the Tenant of any repairs, changes or improvements therein.

5.8             Rules and Regulations

To observe, and to cause its employees, invitees, and others over whom the Tenant can reasonably be expected to exercise control to observe such reasonable rules and regulations and amendments and changes therein as may hereafter be made by the Landlord from time to time, of which notice in writing shall be given to the Tenant; and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.

5.9             Overholding

That if the Tenant shall continue to occupy the Leased Premises after the expiration of this Lease without any further written agreement and without objection by the Landlord, the Tenant shall be a monthly tenant at a monthly base rent equal to 150% of the monthly installment of Annual Base Rent payable by the Tenant as set forth in Article 4 and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

5.10            Signs

Not to paint, display, inscribe, place, or affix any sign, symbol, notice, or lettering of any kind anywhere outside the Leased Premises or the Building without the approval of the Landlord as to design, size, and location.

5.11            Showing Leased Premises

To permit the Landlord and its authorized agents and employees to show the Leased Premises to prospective purchasers and mortgagees during Normal Business Hours of the whole of the Term and to show the Leased Premises to prospective tenants during the Normal Business Hours of the last six months of the Term.

5.12            Strata Property Act

To observe, obey and comply with and cause any person permitted on the Leased Premises to observe, obey and comply with the provisions of the Strata Property Act S.B.C., 1998, as amended from time to time, and the provisions of the by-laws and the rules and regulations of the Strata Corporation as adopted from time to time, insofar as they affect the Tenant as the lessee and occupier of the Leased Premises.

6.               LANDLORD'S COVENANTS

6.1             Landlord's Covenants

The Landlord covenants with the Tenant as follows:

6.2             Quiet Enjoyment

Provided the Tenant pays the rent hereby reserved and performs its other covenants herein contained, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted, without any interruption or disturbance from the Landlord or its assigns, or any other person or persons lawfully claiming by, from, through, or under the Landlord.

7.               REPAIR, DAMAGE, AND DESTRUCTION

7.1             Landlord's Repairs

The Landlord covenants with the Tenant to repair any structural defects in the structural members or elements of the Leased Premises which occur after the commencement of the Term.

7.2             Tenant's Repairs

The Tenant covenants with the Landlord:

(a)
subject to subclause 7.3(b), to keep in a good and reasonable state of repair and consistent with the general standards of office buildings of similar age and location in the Municipality of Surrey, the Leased Premises including all Leasehold Improvements and all trade fixtures therein and all glass therein including glass portions of exterior walls thereof, but with the exception of structural members or elements of the Leased Premises, defects in construction performed or installations made by the Landlord;

(b)
that the Landlord may enter and view the state of repair, and that the Tenant will repair according to notice in writing, and that the Tenant will leave the Leased Premises in a good and reasonable state of repair, subject always to the exceptions referred to in subclause 7.2(a).

7.3             Abatement and Termination

It is agreed between the Landlord and the Tenant that in the event of damage to the Leased Premises or to the Building:

(a)
if the damage is such that the Leased Premises or any substantial part thereof are rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of 10 days, then:

(i)
unless the damage was caused by the fault or negligence of the Tenant or its employees, invitees, or others under its control, from and after the date of occurrence of the damage and until the Leased Premises are again reasonably capable of use and occupancy as aforesaid, Rent shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of use and occupancy, and

(ii)
unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repair as provided in clauses 7.1 and 7.2) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and

(b)
if the Leased Premises are substantially damaged or destroyed by any cause to the extent such that in the reasonable opinion of the Landlord they cannot be repaired or rebuilt (based on standard hours of construction work) within 240 days after the occurrence of the damage or destruction, then the Landlord may at its option, exercisable by written notice to the Tenant given within 60 days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in clauses 7.1 and 7.2, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within 60 days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under subclause 7.3(a) by reason of the Leased Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in clauses 7.1 and 7.2) shall repair such damage with reasonable diligence.

8.               TAXES AND OPERATING COSTS

8.1             Landlord's Tax Obligations

The Landlord covenants with the Tenant to pay to the taxing authority or authorities having jurisdiction, all Property Taxes.

8.2             Tenant's Tax Obligations

The Tenant covenants with the Landlord to pay when due, all taxes, business taxes, business licence fees, and other taxes, rates, duties or charges levied, imposed, or assessed by lawful authority in respect of all Leasehold Improvements in the Leased Premises and in respect of the use and occupancy of the Leased Premises by the Tenant, the business or businesses carried on therein, or the equipment, machinery, or fixtures brought therein by or belonging to the Tenant, or to anyone occupying the Leased Premises with the Tenant's consent, or from time to time levied, imposed, or assessed in the future in addition or in lieu thereof, and to pay to the Landlord upon demand the portion of any tax, rate, duty, or charge levied or assessed upon the Leased Premises that is attributable to any equipment, machinery, or fixtures on the Leased Premises which are not the property of the Landlord or which may be removed by the Tenant.

8.3             Goods and Services Tax

The Tenant shall pay to the Landlord goods and services tax in accordance with the applicable legislation at the same time as the amounts to which such goods and services tax apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. The Landlord will provide the Tenant with its goods and services tax registration number. Notwithstanding any other section of this Lease, the amount payable by the Tenant under this clause shall be deemed not to be Rent, but the Landlord shall have the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

8.4             Postponement of Payment of Taxes

The Landlord may postpone payment of any Property Taxes payable by it under clause 8.1 to the extent permitted by law if prosecuting in good faith any appeal against the assessment of the Land and Building for Property Taxes or the imposition of Property Taxes.

8.5             Receipts for Payment

Whenever requested by the Landlord, the Tenant will deliver to it receipts for payment of all taxes, rates, duties, levies, and assessments payable by the Tenant under subclause 8.2 and furnish such other information in connection therewith as the Landlord may reasonably require.

9.               LICENSES, ASSIGNMENTS, AND SUBLETTINGS

9.1             Licenses, Franchises, and Concessions

The Tenant shall not suffer or permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant and the employees of the Tenant, or suffer or permit any persons to be upon the Leased Premises other than the Tenant, permitted subtenants, and their respective employees, customers, and others having lawful business with them.

9.2             Assignment and Subletting

The Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises, unless it shall have first requested and obtained the consent in writing of the Landlord thereto, which consent shall not be unreasonably withheld.

9.3             Change in Control of Tenant

(a)
If the Tenant is a corporation but none of its shares are traded on any public stock exchange or in any public stock market, and if by operation of law or by the sale, bequest, or other disposition of its shares or securities the control or the beneficial ownership of such corporation is changed at any time during the Term of this Lease, such change shall be deemed to be an assignment of this Lease within the meaning of clause 9.2. If such control or beneficial ownership is changed without the prior written consent of the Landlord, the Landlord may, at its option, cancel this Lease upon giving notice to the Tenant of its intention to cancel, and this Lease and the Term shall thereupon be cancelled.

(b)
Upon request of the Landlord from time to time, a Tenant that is a corporation shall make available to the Landlord for inspection or copying or both, all books and records of the Tenant which, alone or with other data, in the case of a Tenant that is a corporation, identify the ownership of all of the shares of the Tenant, all from the commencement of the Term or the date of earlier execution of this Lease up to the date such books and records are made available to the Landlord.

10.              FIXTURES AND IMPROVEMENTS

10.1            Installation of Fixtures and Improvements

The Tenant will not make, erect, install, or alter any Leasehold Improvements or trade fixtures in the Leased Premises or any apparatus for illumination, air-conditioning, cooling, heating, refrigerating, or ventilating the Leased Premises, in any case without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold. In making, erecting, installing, or altering any Leasehold Improvements or trade fixtures, the Tenant shall obtain all required building and occupancy permits, shall not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord. The Tenant's request for any approval hereunder shall be in writing. All work to be performed in the Leased Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved, such approval not to be unreasonably withheld. All such work shall be subject to inspection by the Landlord shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in good and workmanlike manner in accordance with a description of the work approved by the Landlord.

10.2            Liens and Encumbrances on Fixtures and Improvements

In connection with the making, erection, installation, or alteration of Leasehold Improvements and trade fixtures, and all other work or installations made by or for the Tenant in the Leased Premises, the Tenant shall comply with all of the provisions of the Builders Lien Act, S.B.C. 1997, c. 45 and amendments thereto, and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks), shall permit the Landlord to take all steps to enable the Landlord to obtain the benefit of the provisions of the Builders Lien Act, and, except as to any lawful holdback, shall promptly pay all accounts relating thereto. The Tenant shall not create any mortgage, conditional sale agreement, general security agreement under the Personal Property Security Act, R.S.B.C. 1996, c. 359 and amendments thereto, or other encumbrance in respect of its Leasehold Improvements or trade fixtures, or permit any such mortgage, conditional sale agreement, general security agreement under the Personal Property Security Act, or other encumbrance to attach to the Leased Premises. If and when any builders' or other lien for work, labour, services, or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement, general security agreement under the Personal Property Security Act, or other encumbrance shall attach, the Tenant shall within 20 days after receipt of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under clause 14.1 and may make any payments required to procure the discharge of any such liens or encumbrances, and shall be entitled to be reimbursed by the Tenant as provided in clause 14.1, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, setoff, or defence.

10.3            Removal of Fixtures and Improvements

All Leasehold Improvements in or upon the Leased Premises shall immediately upon affixation be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture, or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term, except that:

(a)	the Tenant may at the end of the Term remove its trade fixtures; and

(b)	the Tenant shall at the end of the Term remove such of the Leasehold Improvements and trade fixtures as the Landlord shall require to be removed.

The Tenant shall, in the case of every removal either during or at the end of the Term, immediately make good any damage caused to the Leased Premises by the installation and removal.

10.4            Alterations by Landlord

The Landlord reserves the right from time to time to:

(a)	make any deletions, changes, and additions to the equipment, appliances, pipes, plumbing, wiring conduits, ducts, shafts, structures, and facilities of every kind throughout the Leased Premises;

(b)	alter the location and nature of common areas of the Building, including Service Areas, make reductions therein, erect additions thereto, and extend any part thereof; and

(c)	make alterations and additions to the Building in which the Leased Premises are situate;

and in exercising any such rights, the Landlord will take reasonable steps to minimize any interference caused to the Tenant's operations in the Leased Premises, but by exercising any such rights, the Landlord shall not be deemed to have constructively evicted the Tenant or otherwise to be in breach of this Lease, nor shall the Tenant be entitled to any abatement of rent or other compensation from the Landlord.

10.5            Charge on Leasehold Improvements

The Tenant hereby grants to the Landlord a security interest in the Tenant's right, title, and interest in the Leasehold Improvements and all present and after acquired property of any kind which is now or hereafter affixed or built into the Leased Premises or which otherwise becomes part of the Leasehold Improvements, as security for all present and future obligations of the Tenant to the Landlord under this Lease. This security interest secures a running account and will not be discharged if the Tenant is not indebted to the Landlord at any particular time or times. In the event of any default under this Lease in respect of which the Landlord has given notice to the Tenant to cure, and the Tenant has not cured the default, or has not commenced to cure the default within the period set out herein and continued diligently thereafter to fully cure such default, the Landlord will have the right to enter the Leased Premises, to sever where applicable, and to take possession of any property secured hereby, and shall have all the rights of a secured party under the Personal Property Security Act to retain possession, sell, and otherwise deal with such property. The Tenant waives its right to receive copies of all financing statements and verification statements that may be filed or issued with respect to the security interests created hereby. The Tenant agrees to enter into and grant such further and other documents as are requested by the Landlord, acting reasonably, to confirm or enhance this security interest. This security interest shall survive expiry or early termination of this Lease and is in addition to, and shall not prejudice, any of the other rights or remedies of the Landlord under this Lease.

11.              INSURANCE AND LIABILITY

11.1            Landlord's Insurance

The Landlord shall be deemed to have insured (for which purpose it shall be a co-insurer, if and to the extent that it shall not have insured) the Building and all improvements and installations made by the Landlord in the Leased Premises, except to the extent hereinafter specified, in respect of perils and to amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonably prudent owners of properties similar to the Building, as from time to time determined at reasonable intervals (but which need not be determined more often than annually) by insurance advisors selected by the Landlord, and whose written opinion shall be conclusive.

11.2            Tenant's Insurance

The Tenant shall take out and keep in force during the Term:

(a)
commercial general liability (including bodily injury, death, and property damage) insurance on an occurrence basis with respect to the business carried on, in, or from the Leased Premises and the Tenant's use and occupancy thereof, of not less than $3,000,000 per occurrence, which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured;

(b)
insurance in such amounts as may be reasonably required by the Landlord in respect of fire and such other perils, including sprinkler leakage, as are from time to time defined in the usual extended coverage endorsement covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and all Leasehold Improvements in the Leased Premises, and which insurance shall include the Landlord as a named insured as the Landlord's interest may appear with respect to the insured Leasehold Improvements and provided that any proceeds recoverable in the event of loss to Leasehold Improvements shall be payable to the Landlord, but the Landlord agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated under any other provision hereof; and

(c)	insurance upon all plate glass in or which forms a boundary of the Leased Premises in an amount sufficient to replace all such glass.

All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers to which the Landlord has no reasonable objection and shall provide that such insurers shall provide to the Landlord 30 days' prior written notice of cancellation or material alteration of such terms. The Tenant shall furnish to the Landlord certificates or other evidence acceptable to the Landlord as to the insurance from time to time required to be effected by the Tenant and its renewal or continuation in force, either by means of a certified copy of the policy or policies of insurance with all amendments and endorsements or a certificate from the Tenant's insurer which, in the case of comprehensive general liability insurance, shall provide such information as the Landlord reasonably requires. If the Tenant shall fail to take out, renew, and keep in force such insurance the Landlord may do so as the agent of the Tenant and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.

11.3           Limitation of Landlord's Liability

The Tenant agrees that:

(a)
the Landlord shall not be liable for any bodily injury to or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees, or licensees or any other person in, on, or about the Leased Premises, or for any interruption of any business carried on in the Leased Premises, and, without limiting the generality of the foregoing, in no event shall the Landlord be liable:

(i)
for any damage or for bodily injury or death of anyone which results from fire, explosion, earthquake, flood, falling plaster, steam, gas, electricity, water, rain, snow, dampness, or leaks from any part of the Leased Premises or from the pipes, appliances, electrical systems, plumbing works, roof, subsurface or other parts of the Building or lands upon which the Building is situate, or from the streets, lanes, and other properties adjacent thereto,

	(ii)	for any damage, injury, or death caused by anything done or omitted by the Tenant or any of its servants or agents or by any other person on the Leased Premises,

	(iii)	for loss or damage, however caused, to money, securities, negotiable instruments, papers, or other valuables of the Tenant or any of its servants or agents;

(b)
the Tenant releases and discharges the Landlord from any and all actions, causes of action, claims, damages, demands, expenses, and liabilities which the Tenant now or hereafter may have, suffer, or incur which arise from any matter for which the Landlord is not liable under subclause 11.3(a), notwithstanding that negligence or other conduct of the Landlord or anyone for whose conduct the Landlord is responsible may have caused or contributed to such matter.

11.4            Indemnity of Landlord

The Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for bodily injury or death, property damage, or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee, or licensee of the Tenant, and in respect of all costs, expenses, and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, and in respect of any loss, costs, expense, or damage suffered or incurred by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease. This indemnity shall survive the expiry or termination of this Lease.

12.              SUBORDINATION, ATTORNMENT, REGISTRATION, AND CERTIFICATES

12.1            Sale or Financing of Building

The Tenant agrees with the Landlord that the rights of the Landlord under this Lease may be mortgaged, charged, transferred, or assigned to a purchaser or purchasers, or to a mortgagee, and in the event of a sale or of default by the Landlord under any mortgage, and the purchaser or mortgagee, as the case may be, duly entering into possession of the Leased Premises, the Tenant agrees to attorn to and become the tenant of such purchaser or mortgagee under the terms of this Lease.

12.2            Subordination and Attornment

The Tenant agrees with the Landlord that if required by any mortgagee or the holder of any trust deed or trust indenture, this Lease and all rights of the Tenant hereunder shall be subject and subordinate to all mortgages, trust deeds, or trust indentures now or hereafter existing which may now or hereafter affect the Leased Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided that the Tenant, whenever required by any mortgagee (including any trustee under a trust deed or trust indenture), shall attorn to such mortgagee as the tenant upon all of the terms of this Lease. The Tenant agrees to execute and deliver promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may be, as may be required of it, and if the Tenant fails to do so within seven days after receiving the instrument, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute, and deliver the instrument for, on behalf of, in the name of, and as agent of, the Tenant.

12.3            Registration

The Tenant agrees that the Landlord shall not be obliged to deliver this Lease in form registrable under the Land Title Act, R.S.B.C. 1996, c. 250 and covenants and agrees with the Landlord not to register this Lease.

12.4            Certificates

The Tenant agrees with the Landlord that the Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord and, if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) or prospective purchaser (as designated by the Landlord) a certificate in writing as to the status of this Lease at that time, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate. If the Tenant fails to do so within seven days after the Tenant receives the form of certificate, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute, and deliver the certificate for, on behalf of, in the name of, and as agent of, the Tenant.

12.5            Assignment by Landlord

In the event of the sale by the Landlord of the whole or a part of the Leased Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations. In the event of the sale by the Landlord of the whole or a part of the Leased Premises the Landlord shall disclose this lease to the purchaser.

13.              OCCURRENCE OF DEFAULT

The acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

14.              TENANT'S DEFAULT, REMEDIES OF LANDLORD, AND SURRENDER

14.1            Remedying by Landlord, Non-payment, and Interest

In addition to all the rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant, either by any other provision of this Lease or by statute or the general law, the Landlord:

(a)
shall have the right at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default together with an administrative charge equal to 15% of the total of such expenses shall be payable by the Tenant to the Landlord forthwith upon demand;

(b)	shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of non-payment of Rent;

(c)	if the Tenant shall fail to pay any Rent promptly when due, shall be entitled, if it shall demand it, to interest thereon at a rate of 3% per annum in excess of the Prime Rate; and

(d)
shall be entitled to be reimbursed by the Tenant, and the Tenant shall forthwith pay the Landlord, the amount of all costs and expenses (including, without limitation, legal costs on a solicitor and own-client basis) incurred by the Landlord in connection with the default or in efforts to enforce any of the rights, or to seek any of the remedies, to which the Landlord is or may be entitled hereunder.

14.2            Remedies Cumulative

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, as the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

14.3            Right of Re-entry on Default

Provided and it is expressly agreed that if and whenever the Rent hereby reserved or other moneys payable by the Tenant or any part thereof, whether lawfully demanded or not, are unpaid and the Tenant shall have failed to pay such Rent or other moneys within five days after the Landlord has given to the Tenant notice requiring such payment; or if the Tenant shall breach or fail to observe and perform any of the covenants, agreements, provisos, conditions, rules, or regulations and other obligations on the part of the Tenant to be kept, observed, or performed hereunder and such breach or failure continues for 10 days after the Landlord has given the Tenant notice thereof; or if without the written consent of the Landlord the Leased Premises shall be used by any other persons than the Tenant or its permitted assigns or permitted subtenants or for any purpose other than that for which the Leased Premises were leased, or occupied by any persons whose occupancy is prohibited by this Lease; or if the Leased Premises shall be vacated or abandoned or remain unoccupied for 15 days or more while capable of being occupied; or if the Term or any of the goods and chattels of the Tenant shall at any time be seized in execution or attachment; or if a receiver or receiver-manager is appointed of the business or property of the Tenant; or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale, become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or if any policy of insurance upon the Leased Premises from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Leased

Premises by the Tenant or any assignee, subtenant, or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation of (as the case may be) such policy of insurance; or if the Landlord shall have become entitled to terminate this Lease or to re-enter the Leased Premises under any provision hereof; then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess, and enjoy as of its former estate, anything in this Lease to the contrary notwithstanding. The Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and re-taking possession of the Leased Premises, and the Tenant hereby releases the Landlord from all actions, proceedings, claims, and demands whatsoever for and in respect of any such forceable entry or any loss or damage in connection therewith.

14.4            Termination and Re-entry

If and whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease by giving to the Tenant or by leaving upon the Leased Premises notice in writing of such termination. Thereupon, this Lease and the Term shall terminate, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord in accordance with clause 14.8.

14.5            Certain Consequences of Termination and Re-entry

If the Landlord re-enters the Leased Premises or if this Lease is terminated by reason of any event set out in clause 14.3, then without prejudice to the Landlord's other rights and remedies:

(a)
the provisions of this Lease which relate to the consequences of termination, and the provisions of this Lease as they apply with respect to acts, events, and omissions which occurred prior to the termination, shall all survive such termination;

(b)
in addition to the payment by the Tenant of Rent and other payments for which the Tenant is liable under this Lease, Rent for the current month and the next ensuing three months shall immediately become due and be paid by the Tenant or the person then controlling the Tenant's affairs; and

(c)
the Tenant or person then controlling the affairs of the Tenant shall pay to the Landlord on demand such reasonable expenses as the Landlord has incurred, and a reasonable estimate of the Landlord of expenses the Landlord expects to incur, in connection with the re-entering, terminating, re-letting, collecting sums due or payable by the Tenant, and storing and realizing upon assets seized, including  without limitation brokerage fees, legal fees, and disbursements, the expenses of  cleaning and making and keeping the Leased Premises in good order, and the  expenses of repairing the Leased Premises and preparing them for re-letting.

14.6            Waiver of Distress and Bankruptcy

The Tenant waives the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears. The Tenant will not sell, dispose of, or remove any of the fixtures, goods, or chattels of the Tenant from or out of the Leased Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new fixtures, goods, or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenant's purposes; and the Tenant will be the owner of its fixtures, goods, and chattels and will not permit them to become subject to any lien, mortgage, charge, or encumbrance. The Tenant agrees that it will not, without the Landlord's consent, repudiate or disclaim or attempt to repudiate or disclaim or seek any order to permit it to repudiate or disclaim this Lease in any bankruptcy, insolvency, reorganization, or other proceeding or court application, and, if required by the Landlord, waives in favour of the Landlord the benefit of s. 65.2 of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3 as amended, and any provision of similar import.

14.7            Re-letting and Sale of Personalty

Whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease, the Landlord, in addition to its other rights, shall have the right as agent of the Tenant to enter the Leased Premises and re-let them (for a term or terms shorter or longer than the balance of the Term, granting reasonable concessions in connection therewith), and to receive the rent therefor, and as the agent of the Tenant to take possession of any furniture or other property thereon, and to sell the same at public or private sale without notice, and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the rent due and to become due under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

14.8            Surrender on Termination

Forthwith upon the termination of this Lease, whether by effluxion of time or otherwise, the Tenant shall vacate and deliver up possession of the Leased Premises in a neat and tidy state and in good and substantial repair in accordance with the Tenant's obligation under this Lease to repair the Leased Premises, but subject to the Tenant's rights and obligations in respect of removal in accordance with clause 10.3. At the same time the Tenant shall surrender to the Landlord at the place then fixed for the payment of Rent all keys and other devices which provide access to the Leased Premises.

15.              MISCELLANEOUS

15.1            Notices

Any notice required or contemplated by any provision of this Lease shall be given in writing, and if to the Landlord, either delivered to an executive officer of the Landlord or delivered or mailed (by prepaid registered mail) to the Landlord at the address set out in subclause 1.1(a), or if the Landlord has given the Tenant notice of another address in Canada to which notices to the Landlord under this Lease are to be given, then to the last such address of which the Tenant has been given notice; and if to the Tenant, either delivered to the Tenant personally (or to a partner or officer of the Tenant if the Tenant is a firm or corporation) or delivered or mailed (by prepaid registered mail) to the Tenant at the Leased Premises; and if to an Indemnifier, either delivered to the Indemnifier personally (or to a partner or officer of the Tenant if the Tenant is a firm or corporation) or delivered or mailed (by prepaid registered mail) to the address of the Indemnifier concerned set forth in clause 1.1(c) and (d) of this Lease. Every such notice shall be deemed to have been given when delivered or, if mailed as aforesaid, upon the third business day after the day of mailing thereof in Canada provided that if mailed, should there be a mail strike, slowdown, or other labour dispute which might affect delivery of such notice between the time of mailing and the actual receipt of notice, then such notice shall only be effective if actually delivered.

15.2            Extraneous Agreements

The Tenant acknowledges that there are no covenants, representations, warranties, agreements, or conditions expressed or implied relating to this Lease or the Leased Premises save as expressly set out in this Lease and in any agreement to lease in writing between the Landlord and the Tenant pursuant to which this Lease has been executed. In the event of any conflict between the terms of this Lease and such agreement to lease, the terms of this Lease shall prevail. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

15.3            Time of Essence

Time shall be of the essence of this Lease.

15.4            Successors and Assigns

This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and its heirs, executors, and administrators and the permitted successors and permitted assigns of the Tenant.

15.5            Waiver

No condoning, excusing, or overlooking by the Landlord or Tenant of any default, breach, or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso, or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach, or non-observance or so as to defeat or affect in any way the rights of the Landlord or the Tenant herein in respect of any such continuing or subsequent default or breach, no acceptance of rent by the Landlord subsequent to a default by the Tenant (whether or not the Landlord knows of the default) shall operate as a waiver by the Landlord, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

15.6            Governing Law

This Lease shall be governed by and interpreted under the laws of the province of British Columbia.

15.7            Captions

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit, or enlarge the scope or meaning of this Lease or of any provision thereof.

15.8            Deposit

The Deposit is deposited with the Landlord as security for the faithful performance by the Tenant of all the terms, covenants, and conditions of this Lease; and if, at any time during the Term, Annual Base Rent, or Additional Rent is overdue and unpaid, the Landlord may, at its option, apply any portion of the Deposit toward the payment of such overdue Annual Base Rent or Additional Rent without thereby limiting or excluding any other rights which the Landlord may have hereunder, or at law or in equity. If the Deposit is not so applied during the Term, then such sum shall be applied on account of Rent payable for the last month of the Term. In the event the entire Deposit amount or any portion thereof is applied by the Landlord toward the payment of overdue Rent prior to the expiry of the Term, then the Tenant shall forthwith on demand by the Landlord remit to the Landlord such sum as is sufficient to restore the Deposit to the initial amount (plus all applicable taxes thereon).

IN WITNESS WHEREOF the parties have executed this Lease.

468058 B.C. Ltd. Per:

Authorized Signatory: Geraldine Heyman

Authorized Signatory: Brian Lavorato
642706 B.C. Ltd.
Per:

Authorized Signatory

Authorized Signatory
Essentially Yours Industries Corp.
Per:

Authorized Signatory

Authorized Signatory
Essentially Yours Industries, Inc.
Per:

Authorized Signatory

Authorized Signatory

SCHEDULE A

Unit #101-8310 130th Street - Strata Lot 25, Section 29, Township 2, New Westminster District, Strata Plan LMS2577 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on Form 1

Unit #102 – 8310 – 130th Street, Surrey - Strata Lot 26, Section 29, Township 2, New Westminster District, Strata Plan LMS2577 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on Form 1

Unit #201 – 8322 – 130th Street, Surrey - Strata Lot 17, Section 29 Township 2, New Westminster District, Strata Plan LMS2577 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on Form 1

Unit #202 – 8322 – 130th Street, Surrey - Strata Lot 18, Section 29, Township 2, New Westminster District, Strata Plan LMS2577 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on Form 1

Unit #203 – 8322 – 130th Street, Surrey - Strata Lot 19, Section 29, Township 2, New Westminster District, Strata Plan LMS2577 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on Form 1

Unit #204 – 8322 – 130th Street, Surrey – Strata Lot 20, Section 29, Township 2, New Westminster District, Strata Plan LMS2577 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on Form 1

Unit #205 – 8322 – 130th Street, Surrey - Strata Lot 21, Section 29, Township 2, New Westminster District, Strata Plan LMS2577 together with an interest in the common property in proportion to the unit entitlement of the strata lot as shown on Form 1

SCHEDULE B

To Lease of Premises at Surrey, British Columbia

DEFINITIONS

In this Lease the following expressions shall have the following meanings:

"Additional Rent" means all sums of money to be paid by the Tenant, whether to the Landlord or otherwise under this Lease, except for Annual Base Rent and goods and services tax payable by the Tenant;

"Annual Base Rent" means the annual rent set out in subclause 1.1(g);

"Basic Terms" means those terms set out in clause 1.1, some of which are more particularly defined in this Schedule B;

"Building" means that certain building or buildings within which the Leased Premises are situate;

"Commencement Date" means the date the Term commences as set forth in or determined under subclause 1.1(f);

"Deposit" means the deposit set forth in subclause 1.1(i);

"Goods and Services Tax" means and includes any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord or the Tenant from time to time in respect of the Rent payable by the Tenant to the Landlord under this Lease or the rental of the Leased Premises or the provision of any goods, services, or utilities whatsoever by the Landlord to the Tenant under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise;

"Landlord" means the person executing this Lease as landlord and includes its successors and assigns; and in the definition of "Operating Cost" references to "Landlord" include the owner of the Land and Building as registered in the applicable land title office and any and all beneficial owners of the Land and Building;

"Landlord's Mortgagees" means any and all existing or proposed mortgagee holding any mortgage which may now or hereafter charge the lands and premises described in Schedule "A" and all renewals, modifications, consolidations, replacements and extensions thereof;

"Lease Year" means, in the case of the first Lease Year, the period beginning on the Commencement Date and terminating 12 months from the last day of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease Year shall terminate on the day prior to the first anniversary of the Commencement Date) and, in the case of each subsequent Lease Year, means each 12-month period after the first Lease Year;

"Leased Premises" means the lands and premises described in Schedule A;

"Leasehold Improvements" means all fixtures, improvements, installations, alterations, and additions now or from time to time hereafter made, erected, or installed, whether by the Tenant, the Landlord or anyone else, in the Leased Premises or in other premises in the Building with the exception of trade fixtures and furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including movable partitions) and includes all wall-to-wall carpeting with the exception of such carpeting where laid over vinyl tile or other finished floor and affixed so as to be readily removable without damage;

"Normal Business Hours" means the hours from 9:00 a.m. to 5:00 p.m. Monday to Friday, inclusive, of each week, holidays excepted;

"Prime Rate" means that rate of interest declared from time to time by the main branch in Vancouver, British Columbia, of the [name of bank] to the Landlord as the annual rate of interest used by such bank as its reference rate in setting interest rates for commercial loans of Canadian dollars in Canada and commonly referred to by such bank as its "prime rate" and, if and during any period when no such rate is declared by such bank, means 18% per annum;

"Property Taxes" means all taxes, rates, duties, levies, and assessments whatsoever, whether municipal, parliamentary, or otherwise, which are levied, imposed, or assessed against the Leased Premises, or upon the Landlord in respect thereof, including those levied, imposed, or assessed for education, schools, and local improvements, but excludes taxes and license fees in respect of any business carried on by tenants and occupants of the Leased Premises;

"Rent" means and includes the Annual Base Rent, Additional Rent, and all other sums payable by the Tenant to the Landlord under this Lease; and

"Term" means the term of this Lease set forth in subclause 1.1(f) and any renewal or extension thereof and any period of permitted overholding.

SCHEDULE C

COVENANTS OF ESSENTIALLY YOURS INDUSTRIES
CORP. ("the Indemnifier") AS INDEMNIFIER

In consideration of the Landlord entering into this Lease with the Tenant, and in consideration of the sum of $10 now paid by the Landlord to the Indemnifier and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Indemnifier, the Indemnifier hereby covenants and agrees with the Landlord as follows:

(1)	The Indemnifier shall:

	(a)	make or cause to be made the due and punctual payment of all Rent and all other amounts expressed to be payable by the Tenant under this Lease during the period of the Term and any renewals thereof;

(b)
effect prompt and complete performance of all and singular the terms, covenants, conditions, and provisions in this Lease contained and on the part of the Tenant to be kept, observed, and performed during the period of the Term and any renewals thereof;

(c)
indemnify and save harmless the Landlord from any and all loss, costs, damages, or liability whatsoever arising out of any failure by the Tenant to perform any and all of the terms, covenants, conditions, and provisions of this Lease.

(2)	In the event of a default by the Tenant under this Lease, the Indemnifier hereby waives any right to require the Landlord:

	(a)	to proceed against the Tenant or pursue any rights or remedies with respect to this Lease;

	(b)	to proceed against or exhaust any security of the Tenant held by the Landlord; or

	(c)	to pursue any other remedy whatsoever in the Landlord's power or otherwise available to the Landlord.

The Landlord shall have the right to enforce this indemnity regardless of the acceptance of additional security from the Tenant and regardless of the release or discharge of the Tenant by the Landlord or by others, or by operation of any law.

(3)
The Indemnifier hereby expressly waives notice of the acceptance of this indemnity and all notice of non-performance, non-payment, or non-observance on the part of the Tenant of the terms, covenants, conditions, and provisions of this Lease.

(4)
This indemnity is absolute and unconditional and, without limiting the generality of the foregoing, the liability of the Indemnifier under this indemnity shall not be deemed to have been waived, released, discharged, impaired, or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding up, or other creditors' proceedings, or the rejection, surrender, disaffirmations, or disclaimer of this Lease by any party or in any action or proceeding, and shall continue with respect to the periods prior thereto and thereafter for and with respect to the Term and any renewals thereof. The liability of the Indemnifier shall not be affected by any repossession of the Leased Premises by the Landlord, provided however that the net payments received by the Landlord, after deducting all costs and expenses of repossession and reletting the same, shall be credited from time to time by the Landlord to the account of the Indemnifier and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon ascertainment.

(5)	The Indemnifier shall, without limiting the generality of the foregoing, be bound by this indemnity in the same manner as though the Indemnifier were the Tenant named in this Lease.

(6)	At the request of the Landlord, the Indemnifier shall enter into a new lease as tenant, on the terms and conditions of this Lease, for the then-remaining unexpired term of the Lease.

(7)
All of the terms, agreements, and conditions of this indemnity shall extend to and be binding upon the Indemnifier, its heirs, executors, administrators, successors, and assigns, and shall endure to the benefit of and may be enforced by the Landlord, its successors, and assigns, and the Landlord's Mortgagees, and where the Indemnifier includes more than one person the covenants and obligations of each of the persons comprising the Indemnifier shall be both joint and several.

(8)
This indemnity shall be governed by the laws of the Province of British Columbia and the laws of Canada as are applicable therein, and the Indemnifier shall attorn to the jurisdiction of the courts of British Columbia

(9)	This indemnity will continue to apply with respect to periods prior to, after and during the term of this lease, as extended, modified or renewed.

SCHEDULE D

COVENANTS OF ESSENTIALLY YOURS INDUSTRIES,
INC. ("the Indemnifier") AS INDEMNIFIER

In consideration of the Landlord entering into this Lease with the Tenant, and in consideration of the sum of $10 now paid by the Landlord to the Indemnifier and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Indemnifier, the Indemnifier hereby covenants and agrees with the Landlord as follows:

(1)	The Indemnifier shall:

	(a)	make or cause to be made the due and punctual payment of all Rent and all other amounts expressed to be payable by the Tenant under this Lease during the period of the Term and any renewals thereof;

(b)
effect prompt and complete performance of all and singular the terms, covenants, conditions, and provisions in this Lease contained and on the part of the Tenant to be kept, observed, and performed during the period of the Term and any renewals thereof;

(c)
indemnify and save harmless the Landlord from any and all loss, costs, damages, or liability whatsoever arising out of any failure by the Tenant to perform any and all of the terms, covenants, conditions, and provisions of this Lease.

(2)	In the event of a default by the Tenant under this Lease, the Indemnifier hereby waives any right to require the Landlord:

	(a)	to proceed against the Tenant or pursue any rights or remedies with respect to this Lease;

	(b)	to proceed against or exhaust any security of the Tenant held by the Landlord; or

	(c)	to pursue any other remedy whatsoever in the Landlord's power or otherwise available to the Landlord.

The Landlord shall have the right to enforce this indemnity regardless of the acceptance of additional security from the Tenant and regardless of the release or discharge of the Tenant by the Landlord or by others, or by operation of any law.

(3)
The Indemnifier hereby expressly waives notice of the acceptance of this indemnity and all notice of non-performance, non-payment, or non-observance on the part of the Tenant of the terms, covenants, conditions, and provisions of this Lease.

(4)
This indemnity is absolute and unconditional and, without limiting the generality of the foregoing, the liability of the Indemnifier under this indemnity shall not be deemed to have been waived, released, discharged, impaired, or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding up, or other creditors' proceedings, or the rejection, surrender, disaffirmations, or disclaimer of this Lease by any party or in any action or proceeding, and shall continue with respect to the periods prior thereto and thereafter for and with respect to the Term and any renewals thereof. The liability of the Indemnifier shall not be affected by any repossession of the Leased Premises by the Landlord, provided however that the net payments received by the Landlord, after deducting all costs and expenses of repossession and reletting the same, shall be credited from time to time by the Landlord to the account of the Indemnifier and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon ascertainment.

(5)	The Indemnifier shall, without limiting the generality of the foregoing, be bound by this indemnity in the same manner as though the Indemnifier were the Tenant named in this Lease.

(6)	At the request of the Landlord, the Indemnifier shall enter into a new lease as tenant, on the terms and conditions of this Lease, for the then-remaining unexpired term of the Lease.

(7)
All of the terms, agreements, and conditions of this indemnity shall extend to and be binding upon the Indemnifier, its heirs, executors, administrators, successors, and assigns, and shall endure to the benefit of and may be enforced by the Landlord, its successors, and assigns, and the Landlord's Mortgagees, and where the Indemnifier includes more than one person the covenants and obligations of each of the persons comprising the Indemnifier shall be both joint and several.

(8)
This indemnity shall be governed by the laws of the Province of British Columbia and the laws of Canada as are applicable therein, and the Indemnifier shall attorn to the jurisdiction of the courts of British Columbia

(9)	This indemnity will continue to apply with respect to periods prior to, after and during the term of this lease, as extended, modified or renewed.